Exhibit 4.4

REXAHN PHARMACEUTICALS, INC.
STOCK OPTION PLAN

1.	Establishment and Purpose

REXAHN PHARMACEUTICALS, INC., a Delaware corporation (the "Corporation") assumed effective May 13, 2005 the REXAHN CORPORATION STOCK OPTION PLAN originally established by Rexahn, Corp, a Maryland corporation, which shall be known as the REXAHN PHARMACEUTICALS, INC. STOCK OPTION PLAN upon and after such assumption (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Corporation by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best available persons for positions of substantial responsibility. To accomplish such purpose, the Plan permits the granting of stock options, including nonqualified stock options and incentive stock options qualifying under Section 422 of the Code.

The Plan is a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933, as amended (the "Securities Act"). Prior to May 13, 2005, except to the extent any other exemption from the Securities Act was expressly relied upon in connection with any agreement entered into pursuant to the Plan or the securities issuable hereunder were registered under the Securities Act, the issuance of Stock pursuant to the Plan was intended to qualify for the exemption from registration under the Securities Act provided by Rule 701. To the extent that an exemption from registration under the Securities Act provided by Rule 701 was unavailable, all unregistered options and shares of Stock issuable upon exercise of an Option were intended to be exempt from registration under the Securities Act in reliance upon the private offering exemption contained in Section 4(2) of the Securities Act, or other available exemption, and the Plan shall be so administered. From and after May 13, 2005, the issuance of Stock pursuant to the Plan is intended to be registered under the Securities Act.

2.	Definitions

Under the Plan, except where the context otherwise indicates, the following definitions apply:

(a)    "Board" shall mean the Board of Directors of the Corporation.

(b)    "Change in Control" shall mean (i) any sale, exchange or other disposition of substantially all of the Corporation's assets; or (ii) any merger, share exchange, consolidation or other reorganization or business combination in which the Corporation is not the surviving or continuing corporation, or in which the Corporation's stockholders become entitled to receive cash, securities of the Corporation other than voting common stock, or securities of another issuer.

(c)    "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

(d)    "Committee" shall mean the Board or committee of Board members appointed pursuant to Section 3 of the Plan to administer the Plan.

(e)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(f)    "Fair Market Value" of a share of the Corporation's Stock for any purpose on a particular date shall be determined by the Committee as follows:

(1)    If the Stock is not publicly traded, as soon as practicable following the beginning of each fiscal year of the Corporation following the adoption of the Plan, the Committee shall review the completed financial statements of the Corporation for the previous fiscal year in consultation with its outside accountants or other financial advisors and shall determine the Fair Market Value based on such financial statements, taking into account customary benchmarks such as book value, gross earnings and net earnings, if any, and applying such multiples to such measures as the Committee determines is appropriate, in its sole discretion. The Fair Market Value so determined for a fiscal year, based on the previous fiscal year's financial statements, shall apply for the entire respective fiscal year, unless the Committee determines that such Fair Market Value is no longer appropriate due to an extraordinary corporate event such as a purchase or sale of a significant portion of the Corporation's assets or stock, the obsolescence or development of products, or the acquisition or loss of a significant amount of business by the Corporation. If such an extraordinary corporate event occurs, the Committee, as soon as practicable thereafter, in the same manner as set forth above, and taking into account such event as well as the latest completed quarterly financial statements for the Corporation, if any, shall determine an updated Fair Market Value, which shall be applicable for the remainder of the fiscal year.

(2)    If the Stock is publicly traded, then Fair Market Value shall mean the last reported sale price per share of Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Stock as selected in good faith by the Committee or by such other source or sources as shall be selected in good faith by the Committee. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any day other than a Saturday, a Sunday or a day in which banking institutions in the State of New York are closed.

(g)    "Grant Agreement" shall mean a written agreement between the Corporation and a grantee memorializing the terms and conditions of an Option pursuant to the Plan.

(h)    "Grant Date" shall mean the date on which the Committee formally acts to grant an Option to a grantee or such other date as the Committee shall so designate at the time of taking such formal action.

(i)     "Option" shall mean any stock option awarded hereunder.

(j)     "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Section 424(e) of the Code, or any successor thereto of similar import.

(k)    "Rule 16b-3" shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

(l)     "Stock" shall mean shares of the Corporation's common stock, par value of $.0001 per share.

(m)    "Subsidiary" and "subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto of similar import.

3.	Administration

(a)    Procedure. The Plan shall be administered by the Board. In the alternative, the Board may appoint a Committee to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term "Committee" as used herein shall be deemed to mean the Board, other than for purposes of Section 3(b).

The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

(b)    Procedure After Registration of the Stock. Notwithstanding the provisions of Section 3(a) above, in the event that the Stock or any other capital stock of the Corporation becomes registered under Section 12 of the Exchange Act, the members of the Committee shall be both "Non-Employee Directors" within the meaning of Rule 16b-3, and "outside directors" within the meaning of Section 162(m) of the Code. Upon and after the point in time that the Stock or any other capital stock of the Corporation becomes registered under Section 12 of the Exchange Act, the Board shall take all action necessary to cause the Plan to be administered in accordance with the then effective provisions of Rule 16b-3, provided that any amendment to the Plan required for compliance with such provisions shall be made in accordance with Section 10 of the Plan.

(c)    Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Options under the Plan, prescribe Grant Agreements evidencing such Options and establish programs for granting Options. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

(i)       determine the eligible persons to whom, and the time or times at which Options shall be granted,

(ii)      determine the types of Options to be granted,

(iii)     determine the number of shares of Stock to be covered by each Option,

(iv)     impose such terms, limitations, restrictions and conditions upon any such Option as the Committee shall deem appropriate,

(v)      modify, extend or renew outstanding Options, accept the surrender of outstanding Options and substitute new Options, provided that no such action shall be taken with respect to any outstanding Option which would adversely affect the grantee without the grantee's consent,

(vi)     accelerate or otherwise change the time period in which an Option may be exercised and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Option, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Option following termination of any grantee's employment, and

(vii)    establish objectives and conditions, if any, for granting Options and determining whether Options will be paid after the end of a performance period.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same, all within the Committee's sole and absolute discretion.

(d)    Limited Liability. To the maximum extent permitted by law, no member of the Board or Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Option thereunder.

(e)    Indemnification. To the maximum extent permitted by law, the members of the Board and Committee shall be indemnified by the Corporation in respect of all their activities under the Plan.

(f)    Effect of Committee's Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4.	Maximum Shares Available for the Plan

Subject to adjustments as provided in Section 9 of the Plan, the shares of Stock that may be delivered or purchased with respect to the exercise of Options granted under the Plan, including with respect to incentive stock options intended to qualify under Section 422 of the Code, shall not exceed an aggregate of Six Million Nine Hundred Ninety Two Thousand Five Hundred (6,992,500) shares of Stock of the Corporation. The Corporation shall reserve said number of shares for Options under the Plan, subject to adjustments as provided in Section 9 of the Plan. If any Option, or portion of an Option, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled without the delivery of shares of Stock or other consideration, the shares of Stock subject to such Option shall thereafter be available for further Options under the Plan.

5.	Participation

Participation in the Plan shall be open to all employees, officers, directors and consultants of the Corporation, or of any Parent or Subsidiary of the Corporation, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. To the extent necessary to comply with Rule 16b-3 or to constitute an "outside director" within the meaning of Section 162(m) of the Code, and only in the event that Rule 16b-3 or Section 162(m) of the Code is applicable to the Plan or an Option granted thereunder, Committee members shall not be eligible to participate in the Plan while members of the Committee.

Options may be granted to such eligible persons and for or with respect to such number of shares of Stock as the Committee shall determine, subject to the limitations in Section 4 and Section 6(e) of the Plan. A grant of any type of Option made in any one year to an eligible person shall neither guarantee nor preclude a further grant of that or any other type of Option to such person in that year or subsequent years.

6.	Stock Options

Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants awards of nonqualified stock options or incentive stock options as that term is defined in Section 422 of the Code. The Options granted shall be subject to the following terms and conditions.

(a)    Grant of Option. The grant of an Option shall be evidenced by a Grant Agreement, executed by the Corporation and the grantee, stating the number of shares of Stock subject to the Option evidenced thereby and the terms and conditions of such Option, in such form as the Committee may from time to time determine.

(b)    Price. The price per share payable upon the exercise of each Option ("exercise price") shall be determined by the Committee; provided, however, that in the case of incentive stock options, the exercise price shall not be less than 100% of the Fair Market Value of the shares on the date the incentive stock option is granted.

(c)    Payment. Options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. Payment may be made in cash (or cash equivalents acceptable to the Committee) or, unless otherwise determined by the Committee, in shares of Stock or a combination of cash and shares of Stock, or by such other means as the Committee may prescribe. The Fair Market Value of shares of Stock delivered on exercise of stock options shall be determined as of the date of exercise. Shares of Stock delivered in payment of the exercise price may be previously owned shares or, if approved by the Committee, shares acquired upon exercise of the Option. Any fractional share will be paid in cash.

If the Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm designated by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.

(d)    Terms of Options. The term during which each Option may be exercised shall be determined by the Committee; provided, however, that in no event shall an incentive stock option be exercisable more than ten (10) years from the date it is granted. Prior to the exercise of the Option and delivery of the shares certificates represented thereby, the grantee shall have none of the rights of a stockholder with respect to any shares represented by an outstanding Option.

(e)    Restrictions on Incentive Stock Options. Incentive stock options granted under the Plan shall comply in all respects with Code Section 422 and, as such, shall meet the following additional requirements:

(i)      Grant Date. An incentive stock option must be granted within 10 years of the earlier of the Plan's original adoption by the board of directors of Rexahn, Corp or approval by Rexahn, Corp's shareholders.

(ii)     Exercise Price and Term. The exercise price of an incentive stock option shall not be less than 100% of the Fair Market Value of the shares covered by such option on the Grant Date and the term of such option shall not exceed ten (10) years. Also, the exercise price of any incentive stock option granted to a grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Corporation or its Parent or Subsidiary corporations (within the meaning of Sections 422 and 424 of the Code) shall be not less than 110% of the Fair Market Value of the shares covered by the option on the Grant Date and the term of such stock option shall not exceed five (5) years.

(iii)    Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Stock, or any other shares of capital stock, with respect to which all incentive stock options first become exercisable by any grantee in any calendar year under this or any other plan of the Corporation and its Parent and Subsidiary corporations may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such stock options shall be treated as nonqualified stock options. In such case, the Corporation may designate the shares of Stock that are to be treated as stock acquired pursuant to the exercise of an incentive stock option by issuing a separate certificate for such shares and identifying the certificate as incentive stock option shares in the stock transfer records of the Corporation.

(iv)    Grantee. Incentive stock options shall only be issued to employees of the Corporation, or of a Parent or Subsidiary of the Corporation.

(v)     Designation. No Option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such Option.

(f)    Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

7.	Withholding of Taxes

The Corporation may require, as a condition to the grant of any Option under the Plan or exercise pursuant to such Option or to the delivery of certificates for shares issued or payments of cash to a grantee pursuant to the Plan or a Grant Agreement (hereinafter collectively referred to as a "taxable event"), that the grantee pay to the Corporation, in cash or, unless otherwise determined by the Corporation, in shares of Stock, including shares acquired upon exercise of the Option, valued at Fair Market Value on the date as of which the withholding tax liability is determined, any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan. The Corporation, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes.

8.	Transferability

No Option granted under the Plan shall be transferable voluntarily or involuntarily by a grantee, either during the grantee's lifetime or as a result of the death of the grantee.

9.	Adjustments; Business Combinations

In the event of a reclassification, recapitalization, stock split, stock dividend, combination of shares, or other similar event, the maximum number and kind of shares with respect to which Options may be granted under the Plan, as provided in Section 4 of the Plan, shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Options granted under the Plan, and in any other matters which relate to Options and which are affected by the changes in the Stock referred to above.

In the event of any proposed Change in Control (but subject, in the case of any grantee, to the terms of such grantee's Grant Agreement), the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of the Plan and to protect the grantees of Options, which action may include, but without limitation, any one or more of the following: (i) acceleration or change of the exercise dates of any Option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Option; or (iii) in any case where equity securities other than Stock of the Corporation are proposed to be delivered in exchange for or with respect to Stock of the Corporation, arrangements providing that any Option shall become one or more Options with respect to such other equity securities.

The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding two paragraphs of this Section 9) affecting the Corporation, or the financial statements of the Corporation or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

In the event the Corporation dissolves and liquidates (other than pursuant to a plan of merger or reorganization, and except as provided in any Grant Agreement), then notwithstanding any restrictions on exercise set forth in the Plan: (i) each grantee shall have the right to exercise his Option at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and (ii) the Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Option that is so canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution. The Committee may establish a different period (and different conditions) for such exercise, delivery, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act. Any Option not so exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date. The Committee shall give each grantee written notice of the commencement of any proceedings for such liquidation and dissolution of the Corporation and the grantee's rights with respect to his outstanding Option.

10.	Termination and Modification of the Plan

The Board, without further approval of the stockholders, may modify or terminate the Plan or any portion thereof at any time, except that no modification shall become effective without prior approval of the stockholders of the Corporation if stockholder approval is necessary to comply with any tax or regulatory requirement or rule of any exchange or quotation system established by the National Association of Securities Dealers, Inc. ("Nasdaq System") upon which the Stock is listed or quoted; including for this purpose stockholder approval that is required for continued compliance with Rule 16b-3 or stockholder approval that is required to enable the Committee to grant incentive stock options pursuant to the Plan.

The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Corporation or that may be authorized or made desirable by such laws. The Committee may amend or modify the grant of any outstanding Option in any manner to the extent that the Committee would have had the authority to make such Option as so modified or amended.

11.	Non-Guarantee of Employment

Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation to terminate an employee at any time.

12.	Termination of Employment

For purposes of maintaining a grantee's continuous status as an employee and accrual of rights under any Option, transfer of an employee among the Corporation and the Corporation's Parent or Subsidiaries shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or contract.

13.	Written Agreement

Each Grant Agreement entered into between the Corporation and a grantee with respect to an Option granted under the Plan shall incorporate the terms of the Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

14.	Non-Uniform Determinations

The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Options, the form, amount and timing of such Options, the terms and provisions of such Options and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants of Options under the Plan, whether or not such persons are similarly situated.

15.	Limitation on Benefits

With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

16.	Listing and Registration

If the Corporation determines that the listing, registration or qualification upon any securities exchange or upon any listing or Nasdaq System or under any law, of shares subject to any Option is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such Option may be exercised in whole or in part and no restrictions on such Option shall lapse, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Corporation.

17.	Compliance with Securities Law

Shares of Stock shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of share certificates for such Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any national securities exchange or Nasdaq System upon which the Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance to the extent such approval is sought by the Committee.

18.	No Limit on Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Corporation or its Parent or Subsidiary corporations from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases) as the Committee in its discretion determines desirable, including without limitation the granting of stock options otherwise than under the Plan.

19.	No Trust or Fund Created

Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

20.	Governing Law

The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws rules and principles.

21.	Plan Subject to Certificate of Incorporation and By-Laws

The Plan is subject to the Certificate of Incorporation and By-Laws of the Corporation, as they may be amended from time to time.

22.	Effective Date; Termination Date

The Plan was effective as of the date on which the Plan was adopted by the board of directors of Rexahn, Corp, and approved by Rexahn, Corp's stockholders on August 5, 2003. No Option shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Options granted under the Plan prior to such termination of the Plan shall remain in effect until such Options have been satisfied or terminated in accordance with the Plan and the terms of such Options.

Date Approved by the board of directors of Rexahn, Corp: August 5, 2003

Date Approved by Rexahn, Corp's shareholders: August 5, 2003

Date Assumed by Rexahn Pharmaceuticals, Inc.: May 13, 2005